Exhibit 99.1

DRI Corporation Announces Electronic Information Display Systems Order for Rail Project in Brazil

DALLAS--(BUSINESS WIRE)--November 24, 2009--DRI Corporation (DRI) (NASDAQ: TBUS), a digital communications technology leader in the global surface transportation and transit security markets, announced today that its Sweden-based Mobitec AB subsidiary, through its Mobitec Brazil Ltda (Mobitec Brazil) business unit in Brazil, has received an order of strategic significance for electronic information display systems (EIDS) from Bombardier for a rail project in Sao Paulo, Brazil.

David L. Turney, the Company’s Chairman, President and Chief Executive Officer, said: “Bombardier has ordered Mobitec Brazil’s EIDS products for approximately 50 light rail cars in Sao Paulo. This order is strategically relevant because it marks our official entrance into the Brazilian rail market. Delivery of the order has commenced and is expected to conclude in first quarter 2010. We foresee good demand for rail cars in Brazil, particularly as the region invests in transit infrastructure in preparation for the upcoming FIFA World Cup™ in 2014 and the Games of the XXXI Olympiad in 2016.”

For more information about Bombardier, visit www.bombardier.com.

ABOUT THE MOBITEC GROUP

Mobitec, a global supplier of electronic information display systems, is highly respected for its products, technology, service, and quality. Mobitec is based in Herrljunga, Sweden. It presently operates business units in Australia, Brazil, Germany and Singapore, as well as a joint venture in India. For more information, visit www.mobitec.eu.

ABOUT THE COMPANY

DRI Corporation is a digital communications technology leader in the global surface transportation and transit security markets. Our products include: TwinVision® and Mobitec® electronic destination sign systems, Talking Bus® voice announcement systems, Digital Recorders® Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell® video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning the timing of the commencement and completion of orders, the future demand for rail cars in Brazil, the strategic growth opportunities for the Company in the Brazilian transit market, particularly for our products in the Brazilian railway market; the future profit stream of Mobitec Brazil Ltda; as well as any statement, express or implied, concerning future events or expectations or which use words such as “expect,” “fully expect,” “expected,” “appears,” “believe,” “plan,” “anticipate,” “would,” “goal,” “potential,” “potentially,” “range,” “pursuit,” “run rate,” “stronger,” “preliminarily,” “forecast,” “opinion,” etc., is a forward-looking statement. These forward-looking statements are subject to risks and uncertainties, including risks and uncertainties associated with the timing of the commencement and completion of orders; the risk that future anticipated growth in the Brazilian railway transit market may prove inaccurate; the risk that our estimate of the future demand for our products that would support or be complementary to the Brazilian railway transit market may prove inaccurate; the risk that Mobitec Brazil Ltda may not be profitable in future periods; as well as other risks and uncertainties set forth in our Annual Report on Form 10-K filed March 31, 2009, and as updated in our Quarterly Report on Form 10-Q filed Nov. 16, 2009, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

CONTACT:
DRI Corporation Contact:
Veronica B. Marks
Manager, Corporate Communications
Phone: (214) 378-4776
Fax: (214) 378-8437
E-Mail: ir@digrec.com